Securities and Exchange Commission
                                           Washington D.C. 20549

                                                Form 8-K
                                             Current Report
                                     Pursuant to section 13 or 15 (d) of
                                     The Securities Exchange Act of 1934

Date of Report ( Date of earliest event report) August 31, 2000

                                          Asian Financial Inc.

                        (Exact name of registrant as specified in its charter)

                                          Nevada


                            (State or other jurisdiction of incorporation)

       000-27129                                              91--1922225
(Commission file number)                    (IR Employer Identification no.)

83-888 Ave. 51  Coachella, CA                             92236
(Address of principal executive offices)               (Zip code)

Registrant's telephone  number,  including area code:    (760) 398-9700

Item 1.    Agreement and Plan of Reorganization.

On August 31, 2000 the company issued 6,000,000 shares of its common stock to Hulven International, Inc. in consideration of its 100% ownership of Woodstock Tree Farms, Inc., a Nevada corporation, represented by 1,000,000 shares of the common stock of Woodstock Tree Farms, Inc. Woodstock Tree Farms Inc. owns a date palm fruit bearing tree farm, consisting of 9.5 acres of irrigated land. Woodstock Tree Farms has 200 mature fruit bearing date palms and 500 newly planted date tree that will bear fruit in 4-5 years.



















                                                         Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Date: September 11, 2000
                                                     Asian Financial Group, Inc.


                                                     By:/s/ Dempsey K. Mork

                                                     Dempsey K. Mork, President